    As filed with the Securities and Exchange Commission on January 13, 1998

                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        INLAND ENTERTAINMENT CORPORATION
               (Exact name of issuer as specified in its charter)


            Utah                                                 33-0618806
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


16868 Via Del Campo Court, Suite 200, San Diego, California        92127
     (Address of principal executive offices)                    (Zip Code)

                                   ----------

                            INLAND CASINO CORPORATION
                             1995 STOCK OPTION PLAN,
                                   AS AMENDED
                            (Full title of the plan)

                                   ----------

                                 Mary Jo Boring
                     Controller and Chief Accounting Officer
                        Inland Entertainment Corporation
                      16868 Via Del Campo Court, Suite 200
                           San Diego, California 92127
                     (Name and address of agent for service)


                                 (619) 716-2100
          (Telephone number, including area code, of agent for service)


                        Copies of all communications to:
                           John F. Della Grotta, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                              695 Town Center Drive
                                Seventeenth Floor
                        Costa Mesa, California 92626-1924
                                 (714) 668-6200

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                          Proposed maximum     Proposed maximum
    Title of securities              Amount to be          offering price         aggregate             Amount of
     to be registered                 registered            per share(1)       offering price(1)     registration fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value      2,000,000 shares(2)        $3.5625            $7,125,000               $2,102
=====================================================================================================================

            (1) In accordance with Rule 457(h)(1), the price of the securities has been estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, and the price listed is the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ National Market on January 8, 1998 (a date within 5 business days prior to the date of filing this Registration Statement).

            (2) As presently constituted, plus such indeterminate number of shares as may become subject to the Inland Casino Corporation 1995 Stock Option Plan, as Amended, as a result of adjustment provisions set forth in such Plan and agreements entered into pursuant thereto.

================================================================================

                     STATEMENT UNDER GENERAL INSTRUCTION E.
                      REGISTRATION OF ADDITIONAL SECURITIES

     The shares covered by this Registration Statement represent additional shares of the Registrant's Common Stock that have become available for issuance under the Inland Casino Corporation 1995 Stock Option Plan (the "1995 Plan") as a result of an amendment increasing the number of shares authorized for issuance thereunder from 4,000,000 to 6,000,000, which amendment is reflected in the Inland Casino Corporation 1995 Stock Option Plan, as Amended (the "Amended 1995 Plan"), which is included as Exhibit 4.1 hereto. The Amended 1995 Plan supersedes the 1995 Plan. Unless otherwise noted herein, the contents of the Registrant's Form S-8 Registration Statement (File No. 333-19747) relating to the 1995 Plan are incorporated by reference into this Registration Statement.

                                     PART II

Item 8.      Exhibits.

        4.1 Inland Casino Corporation 1995 Stock Option Plan, as Amended, previously filed as Appendix A to the definitive Proxy Statement dated October 28, 1997 of Inland Entertainment Corporation, a Utah corporation (formerly Inland Casino Corporation) (the "Company"), filed with the U.S. Securities and Exchange Commission (the "Commission") on October 28, 1997 (File No. 0-11532), which is incorporated herein by reference.

        4.2 Amended and Restated Articles of Incorporation of the Company, previously filed as Exhibit 3.1 to the Company's Form 10-KSB for its fiscal year ended June 30, 1995, filed with the Commission on October 12, 1995 (File No. 0-11532), which is incorporated herein by reference.

        4.3 Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company.

        4.4     Amended and Restated Bylaws of the Company, previously filed as
                Exhibit 3.1 to the Company's Form 10-QSB for the quarterly period ended March 31, 1996, filed with the Commission on May 17, 1996 (File No. 0-11532), which is incorporated herein by reference.

        5.      Opinion (and consent) of Paul, Hastings, Janofsky & Walker LLP.

       23.1     Consent of Grant Thornton LLP.

       23.2 Consent of Paul, Hastings, Janofsky & Walker LLP (set forth as part of Exhibit 5 above).

       24.      Power of Attorney (set forth on page 2).

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 13,
1998.

                                            INLAND ENTERTAINMENT CORPORATION,
                                            a Utah corporation


                                            By: /s/ L. DONALD SPEER, II
                                                --------------------------------
                                                L. Donald Speer, II
                                                Chairman of the Board and Chief
                                                Executive Officer, President and
                                                Chief Operating Officer


                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints L. Donald Speer, II, Andrew B. Laub and Mary Jo Boring, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

            Signature                                  Title                       Date
            ---------                                  -----                       ----
/s/ L. Donald Speer, II                    Chairman of the Board and Chief       January 13, 1998
------------------------------------       Executive Officer, President and
L. Donald Speer, II                        Chief Operating Officer and a
                                           Director (Principal Executive
                                           Officer)

/s/ Arthur R. Pfizenmayer                  Executive Vice President and a        January 13, 1998
------------------------------------       Director
Arthur R. Pfizenmayer


/s/ Duane M. Eberlein                      Executive Vice President and a        January 13, 1998
------------------------------------       Director
Duane M. Eberlein


/s/ Andrew B. Laub                         Executive Vice President, Chief       January 13, 1998
------------------------------------       Financial Officer and Treasurer
Andrew B. Laub                             and a Director (Principal Financial
                                           Officer)

                                           Executive Vice President,
------------------------------------       Marketing and Consulting Services
G. Fritz Opel                              and a Director


                                           Vice President, Governmental
------------------------------------       Relations and a Director
Jana McKeag


/s/ Thomas G. Holmes                       Vice President, Technology and a      January 13, 1998
------------------------------------       Director
Thomas G. Holmes


/s/ Mary Jo Boring                         Controller and Chief Accounting       January 13, 1998
------------------------------------       Officer and a Director (Principal
Mary Jo Boring                             Accounting Officer)


/s/ Charles Reibel                         Director                              January 13, 1998
------------------------------------
Charles Reibel


/s/ Cornelius E. ("Neil") Smyth            Director                              January 13, 1998
------------------------------------
Cornelius E. ("Neil") Smyth

                                INDEX TO EXHIBITS


     Exhibit
      Number                           Description
      ------                           -----------

        4.1 Inland Casino Corporation 1995 Stock Option Plan, as Amended, previously filed as Appendix A to the definitive Proxy Statement dated October 28, 1997 of Inland Entertainment Corporation, a
                Utah corporation (formerly Inland Casino Corporation) (the
                "Company"), filed with the U.S. Securities and Exchange
                Commission (the "Commission") on October 28, 1997 (File No.
                0-11532), which is incorporated herein by reference

        4.2 Amended and Restated Articles of Incorporation of the Company, previously filed as Exhibit 3.1 to the Company's Form 10-KSB for its fiscal year ended June 30, 1995, filed with the Commission on October 12, 1995 (File No. 0-11532), which is incorporated herein by reference.

        4.3     Articles of Amendment to the Amended and Restated Articles of
                Incorporation of the Company.

        4.4     Amended and Restated Bylaws of the Company, previously filed as
                Exhibit 3.1 to the Company's Form 10-QSB for the quarterly period ended March 31, 1996, filed with the Commission on May
                17, 1996 (File No. 0-11532), which is incorporated herein by reference.

        5       Opinion (and consent) of Paul, Hastings, Janofsky & Walker LLP

       23.1     Consent of Grant Thornton LLP.

       23.2 Consent of Paul, Hastings, Janofsky & Walker LLP (set forth as part of Exhibit 5 above).

       24.      Power of Attorney (set forth on page 2).